Exhibit 10.20

Global Consolidated Aesthetics Limited

(the “Company”)

Amended and Restated Share Option Plan 2010

1	The Share Option Plan

This Global Consolidated Aesthetics Limited Share Option Plan 2010 (the “Plan”) was established by resolution of the Board passed on 6 October 2010 and amended and restated by resolutions of the Board passed on 13 February 2014 and 19th December 2014.

The purpose of the Plan is to provide for the granting of share options to Employees, Consultants and Directors of the Company and its Subsidiaries and any other person nominated by the Board in accordance with the provisions set out below.

2	Definitions

2.1	In the Plan, unless the context otherwise requires:

“A Ordinary Shares”	means the A Ordinary Shares of €0.01 each in the capital of the Company;

“Adoption Date”	means the date of the written resolution of the Board approving and adopting the Plan;

“Agreed Retirement”	means in relation to an Option, a Participant ceasing to be an Eligible Employee or a Consultant (including an executive director) where notice of such cessation was given by or to the Participant’s employer prior to the grant of such Option provided however that a Participant’s employer shall always be deemed to have given or received notice of such cessation prior to grant of such Option if the reason for such retirement is because the Participant is bound to retire pursuant to his or her contract of employment or consultancy or because the Participant has reached normal retirement age under his employer’s pension Plan, provided further that if a Participant’s contract of employment does not specify his contractual retirement date, the Board shall determine that date for the purposes of the Plan;

“Articles of Association”	means the articles of association of the Company as amended by special resolution effective 7 October 2010 as may be amended or restated from time to time;

“As Converted Basis”	means, at any given time, for the purposes of making a calculation, applying the assumption that all issued Shares, capable of being converted into Ordinary Shares, have been, at that time, converted into Ordinary Shares in accordance with the provisions of the Articles of Association;

“Asset Sale”	means the direct or indirect sale, lease, transfer, exclusive licence or other disposition by the Company of all or substantially all of its business and/or assets or the grant of an exclusive irrevocable licence of all or substantially all of the Company’s intellectual property (other than any disposition by the Company all of or substantially all of its business or assets to another Group Company made as part of a bona fide reorganisation of the Group);

“Bad Leaver”	means (1) a Participant who has resigned as an Eligible Employee or a Consultant in circumstances where his employment by, or consultancy with, the Company or any Group Company would otherwise have been, or (2) whose employment by, or consultancy with, the Company or any Group Company has been, lawfully terminated by reason of:

(a) Cause or any serious or material breach or repeated breaches by him of his obligations under his contract of employment, consultancy contract or the Investment Agreement;

(b) dishonesty or misconduct or wilful neglect on his part in the discharge of his duties or the performance of his obligations pursuant to his contract of employment or consultancy contract;

(c)    his conviction for any criminal offence (other than a road traffic offence which does not result in a custodial sentence) which in the reasonable opinion of the Board may affect his position in or the reputation of the Company or any member of the Group; or

(d) being guilty of any conduct tending to bring himself, the Company or the Group into disrepute;

provided that a Participant shall not be a Bad Leaver where he has been constructively or unfairly dismissed and in the event of a dispute in relation to such dismissal the Participant shall be deemed to be a Good Leaver for the duration of such dispute or until a court or other tribunal determines if such dismissal was constructive or unfair dismissal and if so determined shall be deemed to remain a Good Leaver, and if not so determined shall be deemed then to be a Bad Leaver;

“Board”	means the board of directors from time to time of the Company or a duly constituted committee of such board;

“Cause”	means the circumstances set out in the employment contract, contract for services or other terms of appointment pursuant to which (as applicable) an Employee is employed, a Consultant is engaged or a Director is appointed which entitle the Company (or other relevant member of the Group) to terminate the relevant employment, engagement or appointment immediately without notice;

“Cessation Date”	means in relation to a Participant, the date on which such person ceases to be an Eligible Person;

“Company”	means Global Consolidated Aesthetics Limited;

“Connected Person”	means a person connected to another person within the meaning of section 10 of the TCA, excluding members of the Group;

“Consultant”	means any person engaged (directly or indirectly) by any member of the Group to render services to such entity;

“Control”	means, in relation to any person, the power of another person to secure that the affairs of the first person are conducted in accordance with the wishes of the second person:

(a) by means of the possession of voting power in or in relation to the first person or any other person; or

(b) by virtue of any powers conferred by the rules or any other document regulating the first person or any other persons;

“Companies Acts”	means the Companies Acts 1963 – 2009;

“Director”	means a director of the Company;

“Eligible Person”	means a person who shall be eligible to participate in the Plan pursuant to Clause 3;

“Employee”	means any person, including any Director, employed by any member of the Group;

“Fair Market Value”	means:

(a) in respect of any Option Share, the fair market value of such share as determined as follows:

(i)     If the Ordinary Shares are listed, quoted or traded on any recognised stock exchange the fair market value shall be the closing sales price per share for the Ordinary Shares (or the closing bid, if no sales were reported) as quoted on such recognised stock exchange (or the recognised stock exchange with the greatest volume of trading in Ordinary Shares) on the last market trading day prior to the day of determination, as reported in the Financial Times, the Irish Times or the Wall Street Journal (as applicable) or such other source as the Board deems reliable;

(ii)    If the Ordinary Shares are regularly quoted by a recognised securities dealer but selling prices are not reported, the fair market value shall be the mean between the high bid and low asked prices for the Ordinary Shares on the last market trading day prior to the day of determination, as reported in The Financial Times, The Irish Times or The Wall Street Journal or such other source as the Board deems reliable;

(iii)  In the absence of an established market for the Ordinary Shares, the fair market value shall be determined, on the grant of an Option by the Board, and in any other circumstance, by the corporate finance advisors of the Company or another third party expert of appropriate standing and experience, on the basis of the fair market value of the Option Share (on an As Converted Basis) as between a willing buyer and a willing seller contracting on arms length having regard to the fair market value of the Company as a going concern at the date of determination but without taking into account that the relevant Option Share represents a minority interest;

(iv) In no event shall the fair market value be less than par value of the A Ordinary Shares;

(b)    in respect of any unexercised Option (or any part thereof) the aggregate Fair Market Value of the Option Shares underlying the Option (or part thereof), as calculated in accordance with paragraph (a) above, less the aggregate Subscription Price for such Option (or part thereof);

“Family Trust”	in relation to any particular individual Participant or deceased or former individual Participant, trusts (whether arising under a settlement, declaration of trust or other instrument by whomsoever or wheresoever made or under a testamentary disposition or on an intestacy) under which no immediate beneficial interest in the Option in question is for the time being vested in any person other than that individual and/or Privileged Relations of that individual; and so that for this purpose a person shall be considered to be beneficially interested in an Option if such option or the underlying Option Shares or the income thereof is or may become liable to be transferred or paid or applied or appointed to or for the benefit of such person or any voting or other rights attaching thereto are or may become liable to be exercisable by or as directed by such person pursuant to the terms of the relevant trusts or in consequence of an exercise of a power or discretion conferred thereby on any person or persons;

“Good Leaver”	means a Participant who ceases to be an Eligible Person by reason of death, Agreed Retirement, illness or incapacity, termination without Cause, or whom the Board otherwise designates as a Good Leaver for the purposes of the Plan;

Group”	means the Company, the Subsidiaries and any other entity which is an affiliate of the Company from time to time, and “Group Company” means any one of them;

“Listing”	means:

(a) the admission of any of the Shares or depository receipts representing Shares, or any shares of any holding company or Subsidiary of the Company to:

(i) the Main Market of the Irish Stock Exchange Limited or admission to trading on the Enterprise Securities Market of the Irish Stock Exchange Limited (or any other market regulated by the Irish Stock Exchange Limited); or

(ii) the Official List of the UK Listing Authority and/or trading on the London Stock Exchange plc’s market for listed securities; or the admission to trading of such shares on the Alternative Investment Market of the London Stock Exchange plc (or any other market regulated by the London Stock Exchange plc);

(b) the listing or quotation of any such shares (or, in the case of the New York Stock Exchange, the listing or quotation of depository receipts representing such shares) on any other stock exchange or regulated securities market (including the New York Stock Exchange, NASDAQ); or

(c) the offering to the public in any jurisdiction of any such shares for sale or subscription;

“Montreaux”	means Montreux Equity Partners IV, LP and its affiliates from time to time;

“Nominated Person”	means an Eligible Person who is nominated pursuant to Clause 5.1;

“Non –compete Obligation”	means the non-compete obligation, if any, specified under Clause 5.1(d)

“Option”	means an option to subscribe for A Ordinary Shares granted pursuant to the Plan;

“Option Certificate”	means the certificate in respect of an Option in the form set out in Schedule 2 or in such form as the Board shall determine from time to time;

“Option Shares”	means the A Ordinary Shares which are the subject of, or issued pursuant to exercise of, an Option;

“Ordinary Shares”	means the ordinary shares of €0.01 each in the capital of the Company;

“Participant”	means an Eligible Person who is the holder of an Option and any person who has exercised an Option in whole or in part;

“Plan”	means this Global Consolidated Aesthetics Limited Share Option Plan 2010 as set out herein or as amended from time to time in accordance with the provisions of the Plan;

“Preferred Director”	means a Director appointed by Montreaux, whether pursuant to the Articles of Association or otherwise;

“Privileged Relation”	means, in relation to an individual Participant or deceased or former individual Participant, the sibling, husband or wife or the widower or widow of such Participant and all the lineal descendants and ascendants in direct line of such Participant and a husband or wife or widower or widow of any of the above persons and for the purposes aforesaid a step-child or adopted child or illegitimate child of any person shall be deemed to be his or her lineal descendant;

“Relevant Event”	means a Sale or Asset Sale;

“Sale”	means:

(a) the direct or indirect transfer or other disposal (including by way of re-organisation, merger, consolidation or otherwise) (whether through a single transaction or a series of transactions) of the legal and/or beneficial interest or title to 50% or more of the Shares in issue taken together to a person (and/or any Connected Person of that person) as a result of which such person and/or any such Connected Person acquires, or the acceptance of an offer as a result of which the offeror and any Connected Person or person acting in concert with it acquires, Control of the Company; or

(b) a merger or consolidation of or by the Company with or into any other entity in which the Shareholders of the Company prior to the merger or consolidation do not own a majority of the voting equity of the surviving entity;

“Shares”	means shares of any class in the capital of the Company;

“Shareholders”	means the holders of Shares in the Company;

“Subscription Price”	means the price at which A Ordinary Shares must be subscribed for on exercise of an Option;

“Subsidiary”	means any company from time to time which is a subsidiary of the Company within the meaning of Section 155 of the Companies Act 1963;

“TCA”	means the Taxes Consolidation Act 1997;

“Unvested Option”	means, as of any relevant date, that portion of an Option which has not yet become exercisable as of such date in accordance with the Vesting Condition(s);

“Vested Option”	means, as of any relevant date, that portion of an Option which has become exercisable as of such date in accordance with the Vesting Condition(s) but which has not yet been exercised;

“Vesting Conditions”	means the condition(s) (if any) specified in the Option Certificate, the satisfaction of which renders an Option (or any part thereof) exercisable; and

“Voluntary Leaver”	means a Participant who ceases to be an Eligible Person following the voluntary resignation from their employment, engagement or appointment with the Group in circumstances which do not constitute such Participant as a Bad Leaver.

2.2	References to any statutory provision are to that provision as amended or re-enacted from time to time and unless the context otherwise requires, words in the singular include the plural (and vice versa).

2.3	The headings in this Plan are inserted for ease of reference only and shall not be taken into account in construing this Plan.

2.4	Words denoting the masculine gender shall include the feminine and neuter genders and vice versa and words denoting the singular shall include the plural and vice versa.

2.5	For the avoidance of doubt it is hereby declared that this Plan shall extend to all the Group Companies from time to time.

3	Eligibility

3.1	The Plan is available to Employees, Consultants and Directors nominated by the Board. The Board shall have absolute discretion to nominate Employees, Consultants and Directors as aforesaid.

3.2	No person shall be entitled as of right to participate in the Plan and the decision as to who shall have the opportunity of participating and the time and extent of his participation will, subject to the rules of the Plan, be made by the Board in its absolute discretion.

4	Limitation of Issue

The maximum number of A Ordinary Shares for which Options to subscribe may be granted under the Plan shall be 2,846,200 A Ordinary Shares (as may be adjusted pursuant to Clause 16).

5	Grant of Options

5.1	The Board may at any time following the Adoption Date and from time to time while the Plan is in operation invite applications for Options from Eligible Persons who are nominated for that purpose and shall:

(a)	specify the Subscription Price applicable to such Option, the dates on which and number of shares in respect of which such Option may be exercisable;

(b)	specify the date (not being more than 21 days (or such other period as the Board may from time to time determine) after the date on which the offer is made) by which the Nominated Person’s application must be received by the Company;

(c)	refer the Nominated Person to all the provisions of the Plan;

(d)	specify what non-compete obligation, if any, shall be a precondition to the exercise of Clause 11.3(a); and

(e)	subject as aforesaid, be given in such form and manner and incorporate such terms and conditions as the Board may from time to time prescribe.

5.2	The application by any Nominated Person for an Option shall, be valid only if:-

(a)	it is received by the Company not later than the date specified for this purpose in the invitation;

(b)	subject as aforesaid, it complies with such terms or conditions as may have been specified in the relevant invitation;

(c)	it contains an agreement by the Nominated Person to be bound by all the provisions of the Plan; and

(d)	subject as aforesaid, it is made in such form and manner as the Board may from time to time prescribe.

5.3	Upon receipt by the Company of a valid application, the Company shall, grant to the Nominated Person an Option (which shall be personal to the grantee and non-assignable save as set out in Clause 18 hereof) to subscribe for the appropriate number of A Ordinary Shares at the Subscription Price set out in the invitation and shall deliver an Option Certificate to the Nominated Person. The date of grant of the Option shall be the date the Option Certificate is executed or such earlier date as shall be specified in the Option Certificate provided that this shall not be before the date the Participant is invited to apply for the Option.

5.4	The Option shall lapse forthwith if the Nominated Person purports to transfer, assign, mortgage, charge or otherwise dispose of such Option otherwise than in accordance with Clause 18 hereof.

5.5	In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or related to the Plan, the decision of the Board shall be final and binding upon all persons.

6	Dilution

6.1	The allotment and issue of A Ordinary Shares pursuant to the exercise of an Option by the Participants of the Plan shall dilute the respective holdings of Shares of the Shareholders pro rata to their respective holdings.

7	Subscription Price

The Subscription Price at which A Ordinary Shares may be subscribed for on the exercise of an Option granted under the Plan shall be the Fair Market Value at the time the Option is granted.

8	Period for Exercise of Option

8.1	No Option shall be exercisable more than ten years after the date upon which it was granted.

8.2	Options granted under this Plan shall not be exercisable until they become vested. Subject as may be provided in respect of a specific Option in any invitation or Option Certificate issued pursuant to Clause 5 hereof, Options granted under this Plan shall vest and thus become exercisable, in accordance with the following schedule unless the Board, in its absolute discretion, determines otherwise:

Number of Option Shares for which Option will be exercisable	Date of Vesting
25% of the total number of Option Shares	The first anniversary of the date of grant of the Option.

1/48 of the total number of Option Shares	At the end of each one month period following the first anniversary of the date of the grant of the Option until the fourth anniversary of the date of the grant of the Option upon which date the Option will be exercisable over 100% of the relevant Option Shares.

The number of Option Shares in respect of which an Option may be exercised shall be cumulative, so that once an Option shall become exercisable as to any Option Shares it shall continue to be exercisable as to such Option Shares, until the Option is fully exercised or lapses as provided in this Plan.

9	Procedure on Exercise of Option

9.1	An Option may be exercised by notice in writing (in such form as the Board may specify from time to time) given by the Participant to the Company. Such notice shall specify the number of Option Shares in respect of which the Option is being exercised and shall be accompanied by (i) the relevant Option Certificate; and (ii) payment of the Subscription Price for the Option Shares in respect of which the Option is exercised.

9.2	Within fourteen days of the receipt by the Company of such deliverables referred to in Clause 9.1 hereof, such A Ordinary Shares shall be issued and allotted by the Company to the relevant Participant.

9.3	Before a Participant may exercise an Option the Board may require him to enter into a deed of adherence (in such form as the Board may require) to any shareholders agreement and/or and/ or lock-up arrangement to which the Company is party from time to time.

9.4	As soon as reasonably practicable after allotting any A Ordinary Shares in respect of which an Option is exercised under the Plan, the Board, on behalf of the Company, shall issue to the Participant a definitive share certificate in respect of the A Ordinary Shares so issued.

9.5	The A Ordinary Shares to be issued and allotted shall rank in all respects pari passu with the A Ordinary Shares in issue on the date of allotment save as regards any rights attaching to such A Ordinary Shares by reference to a record date prior to the date of such allotment.

9.6	In the event of an Option being exercised in part only, the relevant Option Certificate shall be cancelled and a new Option Certificate setting forth the number of A Ordinary Shares in respect of which the Option has not been exercised shall be delivered by the Company to the Participant

10	Lapse of Options

Save as otherwise provided in this Plan, an Option shall lapse to the extent that it has not been exercised on or prior to the end of the period for exercise of the Option specified upon the grant of the Option, or if no such period is specified, the tenth anniversary of the date of the grant of the Option.

11	Cessation of a Participant’s Employment

11.1	Good Leaver

Where a Participant ceases to be an Eligible Person and such Participant is a Good Leaver;

(a)	any Option Shares held by the Participant at the time of that Participant’s Cessation Date:

(i)	may at any time by written notice to the Participant, be redeemed by the Company, or purchased by such other person as the Company may nominate, at a price equal to the Fair Market Value of the Option Shares as determined immediately before the redemption or purchase; or

(ii)	at the option of the Participant, subject to:-

(A)	written notice being given to the Company within twelve months of the Cessation Date; and

(B)	the Company having sufficient distributable reserves required to redeem the shares in accordance with section 207(2)(d)(i)(I) of the Companies Act 1990;

shall be redeemed by the Company at a price equal to the Subscription Price paid for such Option Shares;

(b)	any Vested Options held by the Participant at the time of that Participant’s Cessation Date may;

(i)	subject to the agreement of the Company be surrendered by the Participant to the Company within twelve months of the Cessation Date by notice in writing to the Company, in which case the Company shall, on or around the date of receipt of the notice and relevant Option Certificate (or indemnity in lieu thereof), pay to the Participant an amount equal to the Fair Market Value of such Vested Option and upon such payment the Vested Option shall lapse and be of no further effect; or

(ii)	be exercised by the Participant in which case the resulting Option Shares shall be liable to be redeemed or purchased as provided in Clause 11.1(a) except that any Vested Options remaining unexercised shall automatically lapse on the first anniversary of the Cessation Date; and

(c)	any Unvested Options held by the Participant at the time of that Participant’s Cessation Date shall automatically lapse.

11.2	Bad Leaver

Where a Participant ceases to be an Eligible Person and such Participant is a Bad Leaver;

(a)	any Option Shares held by such Participant may at any time by written notice to the Participant, be redeemed by the Company, or purchased such other person as the Company may nominate, at a price equal to the Subscription Price paid for such Option Shares; and

(b)	unless the Board (including at least one Preferred Director voting in favour) shall in its absolute discretion resolve otherwise, all Options held by the Participant upon that Participant’s Cessation Date shall automatically lapse and cease to be exercisable as of such date and the Company shall repay to the Participant the amount, if any, paid by the Participant in respect of the grant of the Option.

11.3	Voluntary Leaver

Where a Participant ceases to be an Eligible Person and such Participant is a Voluntary Leaver;

(a)	subject to the satisfaction of the Participant’s Non-Compete Obligation, any Vested Options held by the Participant at the time of that Participant’s Cessation Date may, subject to the prior approval by a resolution of the Board (including at least one Preferred Director voting in favour);

(i)	be surrendered by the Participant to the Company within 90 days of the Cessation Date by notice in writing to the Company, in which case the Company shall, on or around the date of receipt of the notice and relevant Option Certificate (or indemnity in lieu thereof), pay to the Participant an amount equal to the Fair Market Value of such Vested Option and upon such payment the Vested Option shall lapse and be of no further effect; or

(ii)	be exercised by the Participant in which case the resulting Option Shares shall be liable to be redeemed or purchased as provided in Clause 11.3(c) except that any Vested Options remaining unexercised shall automatically lapse 90 days after the Cessation Date; and

(b)	any Unvested Options held by the Participant at the time of that Participant’s Cessation Date shall automatically lapse and cease to be exercisable as of such date and the Company shall repay to the Participant the amount, if any, paid by the Participant in respect of the grant of the Option; and

(c)	any Option Shares held by such Participant

(i)	may at any time by written notice to the Participant, be redeemed by the Company, or purchased such other person as the Company may nominate, at the Fair Market Value of such Option Shares as determined immediately before the redemption or purchase; or

(ii)	at the option of the Participant, subject to:-

(A)	written notice being given to the Company; and

(B)	the Company having sufficient distributable reserves required to redeem the shares in accordance with section 207(2)(d)(i)(I) of the Companies Act 1990;

shall be redeemed by the Company for Subscription Price paid for such Option Shares.

11.4	Power of Attorney

Should any Participant or his personal representative(s) fail to transfer any A Ordinary Shares or surrender any Options required to be transferred or surrendered in accordance with Clause 11, or fail to carry out any act or execute any document reasonably required by the Company in connection with such transfer or surrender, any member of the Board for the time being of the Company, or some other person duly nominated by the Board for that purpose, shall be deemed to be the Participant’s duly appointed attorney (or as the case may be the duly appointed attorney of the Participant’s personal representative(s)) with full power to execute, complete and deliver in his name and on his behalf all documents and carry out all acts necessary to give effect to any transfer of A Ordinary Shares or surrender of Options pursuant thereto. The foregoing appointment shall be deemed to be irrevocable and shall be binding on the Participant and his personal representatives. Any attorney appointed hereto may receive and give a good discharge for the consideration on behalf of such a Participant or his personal representative(s). The Board shall forthwith pay the consideration payable in respect of the A Ordinary Shares transferred or Options surrendered into a separate bank account in the Company’s name and shall hold such money on trust for such Participant until the Participant or his personal representative(s) deliver up his certificate(s) for such shares (or an indemnity, in a form reasonably satisfactory to the Board, in respect of any lost certificate) to the Company when the Participant (or as the case may be a Participant’s personal representative(s)) shall thereupon be paid the consideration received on his behalf.

11.5	No Further Vesting

Unless otherwise specifically set out in this Plan or otherwise determined by the Board, in no event shall any Unvested Option held by a Participant at such Participant’s Cessation Date vest or become exercisable.

11.6	No Compensation

(a)	For the purposes of this Clause, “Employee” means any Participant, employee, director or any Nominated Person.

(b)	This Clause 11.6 applies:

(i)	whether the Board has full discretion in the operation of the Plan, or whether the Company or the Board could be regarded as being subject to any obligations in the operation of the Plan;

(ii)	during an Employee’s employment or consultancy relationship; and

(iii)	after the termination of an Employee’s employment or consultancy relationship, whether the termination is lawful or unlawful.

(c)	Nothing in the Plan or in any instrument executed pursuant to it forms part of the contract of employment or consultancy relationship of an Employee nor will it confer on any person any right to continue in employment or as a consultant, nor will it affect the right of any Group Company to terminate the employment or consultancy of any person without liability at any time with or without cause, nor will it impose upon the Board or any other person any duty or liability whatsoever (whether in contract, tort or otherwise) in connection with:

(i)	the lapsing of any Option pursuant to the Plan;

(ii)	the failure or refusal to exercise any discretion under the Plan; and/or

(iii)	an Employee ceasing to hold office or employment or consultancy for any reason whatever.

(d)	Options shall not (except as may be required by taxation law) form part of the emoluments of individuals or count as wages or remuneration for pension or other purposes.

(e)	The rights and obligations arising from the employment or consultancy relationship between the Employee and any Group Company are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment or a continued employment or consultancy relationship.

(f)	Any Employee who ceases to be an officer or employee or consultant with any Group Company as a result of the termination and/or giving of notice of termination of his office or employment or consultancy for any reason and however that termination and/or giving of notice of termination occurs, whether lawfully or otherwise, shall not be entitled and shall be deemed irrevocably to have waived any entitlement by way of damages for dismissal or by way of compensation for loss of office or employment or consultancy or otherwise to any sum, damages or other benefits to compensate that Employee for the loss or alteration of any rights, benefits or expectations in relation to any Option, the Plan or any instrument executed pursuant to it.

(g)	No Employee is entitled to participate in the Plan, or be considered for participation in the Plan on any basis. The grant of Options on any basis in any year does not infer any right to or expectation of the grant of any Options on the same basis, or at all, in any future year.

(h)	Without prejudice to an Employee’s rights arising pursuant to a granted Option (subject to and in accordance with the express terms of the grant of Options and the Clauses), no Employee has any rights in respect of the exercise or omission to exercise any discretion, or the making or omission to make any decision, relating to an Option. Any and all discretions, decisions or omissions relating to an Option may operate to the disadvantage of the Employee, even if this could be regarded as in breach of any implied term between the Employee and any Group Company, including any implied duty of trust and confidence. Any such implied term is excluded and overridden by this Clause 11.6(h).

(i)	Except where a right of compensation is expressly provided for in the terms of an Employee’s Option grant and/or under the express terms of this Plan, no Employee has any right to compensation for any loss in relation to the Plan, including:

(i)	any loss or reduction of any rights or expectations under the Plan in any circumstances or for any reason (including lawful or unlawful termination of employment or the employment or consultancy relationship);

(ii)	any exercise of a discretion or a decision taken in relation to an Option or to the Plan, or any failure to exercise a discretion or take a decision;

(iii)	the operation, suspension, termination or amendment of the Plan.

(j)	Participation in the Plan is permitted only on the basis that the Employee accepts all the provisions of the Clauses, including in particular this Clause 11.6(j). By participating in the Plan, an Employee waives all rights under the Plan, other than rights arising pursuant to a granted Option (subject to and in accordance with the express terms of the Option and the Clauses), in consideration for, and as a condition of, the grant of an Option under the Plan.

(k)	Each of the provisions of each Clause of the Plan is entirely separate and independent from each of the other provisions of each Clause. If any provision is found to be invalid then it will be deemed never to have been part of the Clauses of the Plan and to the extent that it is possible to do so, this will not affect the validity or enforceability of any of the remaining provisions of the Clauses of the Plan.

12	Exercise Alternative

12.1	In the case of a Participant who is an Employee and where the Board (including at least one Preferred Director voting in favour) so resolves, the Company may satisfy the exercise of an Option by the issue or transfer of Shares which shall have an aggregate Fair Market Value equal to the notional gain less any taxes payable in respect of such exercise made by the Participant on the exercise date of the Option. In such an event,

(a)	the Participant shall not be required to pay the Subscription Price; and

(b)	the Company shall, subject to compliance with the provisions of section 60 of the Companies Act 1963, provide such financial assistance as is necessary to ensure:-

(i)	that the Shares are fully paid on issue at their nominal value or at such greater issue price as the Board (including at least one Preferred Director voting in favour) may resolve; and

(ii)	the discharge of any taxes taken into account for the purpose of calculating the notional gain made by the Participant.

13	Director Participants

Where a Director is also a Participant and such Director ceases for whatever reason to be a Director but otherwise remains an Eligible Person, such director shall remain a Participant and that Participant’s rights and entitlements under this Plan shall be unaffected by such Participant ceasing to be a director of the Company.

14	Alterations in Capital

14.1	In the event of any alteration taking place in the capital structure of the Company, that does not involve receipt of consideration by the Company, whether by way of capitalisation of profits or reserves or any consolidation or subdivision or reduction of the capital of the Company or otherwise (but excluding the conversion of convertible securities), the number of shares subject to any Option, the Subscription Price payable for each of those A Ordinary Shares, the total number of A Ordinary Shares over which Options may be granted and the definition of Share, may be adjusted in such manner as the Board determines to be fair and reasonable provided that:

(a)	the aggregate amount to be subscribed for A Ordinary Shares on exercise of an Option in respect of the total number of A Ordinary Shares subject to an Option is not increased;

(b)	the percentage interest in the Company’s share capital represented by any Option shall be the same following such adjustment as it was prior to the alteration in the capital structure; and

(c)	the Subscription Price payable for a Share pursuant to an Option is not reduced below the nominal value of the Share.

14.2	In the event of an alteration to the number of A Ordinary Shares subject to any Option, the Subscription Price payable for those A Ordinary Shares, the total number of A Ordinary Shares over which Options may be granted and/or the definition of Share pursuant to this Clause 14, the Company shall notify each Participant and each Participant shall deliver to the Company the original Option Certificate in respect of the Option and the Company shall deliver in exchange a revised Option Certificate which shall reflect any such alterations.

15	Elective Redemption

The Company may, by resolution of the Board (including at least one Preferred Director voting in favour) notify the Participants in writing of an offer to redeem all or a portion of the Option Shares then in issue for Fair Market Value and/or cancel all or a portion of the Vested Options then outstanding for Fair Market Value (the “Redemption Offer”) and each Participant may elect to accept the Redemption Offer in writing within 90 days of receipt of the notice thereof. The redemption of any shares under the clause shall be subject to the Company having sufficient distributable reserves required to redeem the shares in accordance with section 207(2)(d)(i)(I) of the Companies Act 1990;

16	Alterations

The Company may at any time by resolution of the Board (including at least one Preferred Director voting in favour) vary, amend or revoke any of the provisions of the Plan in such manner as the Board may consider necessary provided that:

(a)	the purpose of the Plan shall not be altered;

(b)	the amendments made shall not affect or modify any subsisting rights or obligations of the Participants in respect of any Options granted at that time except where the amendment has been approved by the existing Participants in such manner as would be required by the Company’s articles of association (with appropriate changes) if the Shares subject to their Options had been issued or transferred to them (so that they had become shareholders in the Company) and constituted a separate class of shares;

(c)	no such variation amendment or revocation shall increase the amount payable by any Participant or otherwise impose obligations which are materially more onerous on any Participant in respect of the exercise of an Option which has already been granted without the consent in writing of such Participant.

17	Share Capital

The Company shall keep sufficient unissued A Ordinary Shares to enable it to discharge its obligations under the Plan and shall take all steps as may be necessary (including procuring the passing of any resolutions of the Company) to ensure that the Directors, at all material times, be generally and unconditionally authorised to allot A Ordinary Shares to Participants in accordance with the provisions of Section 20 of the Companies (Amendment) Act 1983 (or any statutory modification or re-enactment thereof) and so that the provisions of Section 23 of the said Act (or any such modification or re-enactment thereof) shall not apply to any such allotment

18	Assignment

The benefit of any unexercised Option or part thereof granted to any Participant under this Plan, whether vested or unvested, (the “Assigned Option”) shall be capable of being assigned by the relevant Participant to a Family Trust or Privileged Relation of that Participant provided that:

(a)	the transferee first agrees in writing that such Assigned Option shall remain subject to the terms and conditions of the Plan and any terms and conditions attaching to the grant of the relevant Option as if the transferee was the original Participant from whom the Assigned Option is being assigned, provided that references herein to “Good Leaver”, “Bad Leaver”, “Voluntary Leaver” and “Eligible Person” shall continue to refer to the original Participant and the Plan shall be construed accordingly;

(b)	the transferee first agrees in writing that upon any exercise of the Assigned Option the resulting A Ordinary Shares shall be issued subject to the Articles of Association and such transferee shall (if required by the Company) become a party to and agree to be bound by the terms and conditions of any shareholders agreement concerning the Company in place at the time of the exercise;

(c)	if the Privileged Relation is under 18 years of age, the transfer must be to a Family Trust;

(d)	if and whenever any of Assigned Option assigned to any Family Trust come to be held otherwise than upon such Family Trust it shall be the duty of the trustees holding such Assigned Option to notify the Board in writing that such event has occurred and the trustees shall be bound, if and when required in writing by the Board so to do, to transfer such Assigned Option (or any Option Shares resulting from the exercise thereof which have not been converted into Ordinary Shares) back to the relevant former Participant;

(e)	if a person to whom an Assigned Option has been assigned pursuant to this Clause 18 shall cease to be a Privileged Relation of the original Participant who transferred the Assigned Option pursuant to this Clause 18, it shall be the duty of such transferee to notify the Board in writing that such event has occurred and such transferee shall be bound, if and when required in writing by the Directors so to do, to transfer such Assigned Option (or any Option Shares resulting from the exercise thereof which have not been converted into Ordinary Shares) back to such Participant or to another Privileged Relation of such original Participant.

19	Listing, Sale, Merger or Consolidation

19.1	Prior to a Listing, the Board shall be entitled (with the Participant’s consent) to redeem, or procure a nominee to purchase, all Option Shares issued to any Participant in accordance with the offer round provisions in the Articles of Association.

19.2	Upon the occurrence of a Relevant Event, the Board shall (without the Participant’s consent unless the Board otherwise requires) and notwithstanding any other provision contained in the Plan in respect of all unexercised Options either:-

(a)	permit all Options to be exercised within such reasonable period as the Board shall specify and any Options remaining unexercised by the end of such period shall lapse and shall cease to be exercisable; or

(b)	make payment of a cash settlement to any Participant of an amount per Option Share to which the relevant Option refers equal to or in excess of the difference between the amount to be paid for one Share under the terms of the Relevant Event and the Subscription Price per share applicable to such Option in full and final settlement of any rights that the relevant Participant may have in respect of such unexercised Option. All Options will ipso facto cease to be exercisable as from the date of payment of the cash settlement.

19.3	The Company may grant Options under the Plan in substitution for options held by employees of another company or corporation who become employees of the Company, or any member of the Group as a result of a merger or consolidation of the employing company or corporation with the Company or any member of the Group, or as a result of the acquisition by the Company, or any member of the Group of property or shares or stock of the employing company or corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Board considers appropriate in such circumstances.

20	Termination

20.1	The Plan may be terminated at any time by a resolution of the Board.

20.2	As from any termination of the Plan under Clause 20.1, the Company shall not grant any further Options but no such termination shall affect or modify any subsisting rights or obligations of the Participants in respect of any Options and notwithstanding such termination the Company shall continue to do and perform such acts in accordance with the provisions hereof as are necessary for or incidental to the administration and management of outstanding rights and obligations which arose under or by virtue of the Plan.

21	Administration

21.1	The Plan shall in all respects be administered under the direction of the Board which may make such rules for the conduct of the Plan consistent with the terms and conditions herein contained as it deems advisable provided that any decision of the Board in relation to the Plan or any Option granted or to be granted thereunder shall require the approval of at least one Preferred Director voting in favour of it. Subject to the foregoing, the Board shall have the authority, in its absolute discretion and without limitation:

(a)	to select the Employees, Directors and Consultants to whom Options may be granted hereunder;

(b)	to determine whether and to what extent Options are granted hereunder;

(c)	to determine the number of A Ordinary Shares to be covered by each Option grant hereunder (subject to Clause 4);

(d)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the Subscription Price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver or forfeiture restrictions, and any restriction or limitation regarding any Option or the A Ordinary Shares relating thereto, based in each case on such factors as the Board, in its sole discretion, shall determine;

(e)	to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(f)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(g)	to modify or amend each Option (subject to Clause 16);

(h)	to authorise any person to execute on behalf of the Company any instrument required to effect the grant of any Option previously granted by the Board; and

(i)	to make all other determinations deemed necessary or advisable for administering the Plan.

22	Taxation

22.1	By making an application for Options pursuant to Clause 5 of this Plan, a Participant is deemed to:

(a)	acknowledge that the Company has not offered, nor does it have any obligation to provide, any form of tax advice to the Participant;

(b)	acknowledge that the Participant bears sole responsibility for ensuring that the Participant’s participation in the Plan is fully in compliance with the Participant’s obligations under applicable taxation laws and statutes;

(c)	acknowledge that where, in relation to an Option granted under the Plan, the Company or any Group Company (as the case may be) is liable, or is in accordance with current practice believed by the Board to be liable, to account to any revenue or other authority for any sum in respect of any tax or social security liability of the Participant, the Option may not be exercised unless the Participant has beforehand paid to the Company or the Group Company (as the case may be) an amount sufficient to discharge the liability; or the Participant has entered into some other arrangement (including a loan) with the Company or the Group Company (as the case may be) to ensure that such amount is otherwise available to them or the Company or the Group Company (as the case may be);

(d)	acknowledge that if the Participant has not entered into an arrangement referred to in Clause 22.1(c) above prior to the date of exercise of the relevant Option, the Company acting as the Participant’s agent is authorised to sell sufficient Option Shares as will yield a sum, net of any expenses, which is not less than the liability of the Company or any Group Company (as the case may be) to account to any revenue or other authority for any sum in respect of any tax or social security liability of the Participant and to retain (or as the case may be) remit that sum to the relevant Group Company;

(e)	fully indemnify and keep indemnified the Company against any liabilities which may arise in respect of any liability to Taxation which may arise as a result of the Participant’s failure to comply fully with its obligations under relevant taxation laws and statutes or otherwise in respect of the grant of Options to or exercise of Options by the Participant;

(f)	acknowledge that a Participant who is tax resident in the United Kingdom shall, if requested by the Company join with his employer in making an election (in a form approved by HMRC under paragraph 3B(1) of Schedule 1 to the UK Social Security Contributions and Benefits Act 1992 and/or under paragraph 3B(1) of Schedule 1 to the Social Security Contributions and Benefits (Northern Ireland) Act 1992 (as the context requires) or an agreement under paragraph 3A(2) of Schedule 1 to the UK Social Security Contributions and Benefits Act 1992 and/or under paragraph 3A(2) of Schedule 1 to the Social Security Contributions and Benefits (Northern Ireland) Act 1992 (as the context requires) for the transfer to the Participant of the whole, or such part as the Company may determine, of any liability to Employer’s national insurance contributions on any gain in respect of the Participant’s Option; and

(g)	acknowledge that a Participant who is tax resident in the United Kingdom shall, if requested by the Company, join with his employer in making an election (in a form approved by HMRC) under section 431(1) of the UK Income Tax (Earnings and Pensions) Act 2003 no later than the date falling 14 days after the date of exercise fo the Participant’s relevant Option.

22.2	A Participant shall provide to the Company as soon as reasonably practicable such information as the Company reasonably requests for the purpose of complying with its obligations under the TCA.

23	Liquidation

In the event of the Company going into liquidation, all Options will ipso facto cease to be exercisable as from the date of liquidation. Participants will not be entitled to damages or other compensation of any kind (save to the extent, if at all, that the Board (including at least one Preferred Director voting in favour) may, prior to such liquidation in its, absolute and uncontrolled discretion determine)

24	Notice

24.1	Any notice or other communication between the Company and a Participant shall be given in writing by sending the same by prepaid post or by personal delivery or electronically and shall be deemed to have been duly given or made 48 hours after posting if sent by prepaid post; or when delivered if sent by personal delivery; or when sent if sent electronically; addressed as follows (or to such other address as may be hereinafter notified by either the Company or a Participant to the other):

(a)	In the case of the Company:

(i)	If delivery is made by post or by personal delivery it shall be made to its registered office address; and

(ii)	If made electronically it shall be made to such electronic address as the Company may notify to the Participant for this purpose.

(b)	In the case of a Participant:

(i)	If delivery is made by post or by personal delivery it shall be made to such address as the Company has on its records for the Participant; and

(ii)	If made electronically it shall be made by such electronic address as the Participant may notify to the Company for this purpose.

(c)	Any notice, document or other communication so sent to a Participant shall be deemed to have been duly given notwithstanding that such Participant is then deceased (and whether or not the Company has notice of his death) except where his personal representatives have established their title to the satisfaction of the Company and supplied to the Company an address to which notices, documents and other communications are to be sent.

25	Information Rights

25.1	Participation in the Plan shall not entitle any Participant to receive any information about the Company except where they may be entitled to receive same in their capacity as a holder of A Ordinary Shares;

26	Miscellaneous

26.1	These rules shall be governed by and construed in accordance with the laws of Ireland.

26.2	The Company shall bear the costs of setting up and administering the Plan.

26.3	The Company shall maintain all necessary books of account and records relating to the Plan.

26.4	The Participant shall be responsible for obtaining any governmental or other official consent that may be required by any country or jurisdiction in order to permit the exercise of Options by him. The Company shall not be responsible for any failure by the Participant to obtain any such consent or for any tax or other liability to which the Participant may become subject as a result of the grant or exercise of Options hereunder.

27	Arbitration

27.1	All disputes and differences arising out of this Plan or otherwise in connection therewith may be referred by the Company to arbitration pursuant to the provisions of the Arbitration Act 2010 and any Participant so affected shall submit to such arbitration.

Schedule 1

[On letterhead of Global Consolidated Aesthetics Limited]

[Name and address of Optionee]

Re: Global Consolidated Aesthetics Limited Amended and Restated Share Option Plan 2010 (the “Plan”)

Dear [•]

I am pleased to inform you that the Board of the Company has nominated you as a person entitled to participate in the Plan.

The Board hereby invites you to apply, upon and subject to the terms and conditions of the Plan (a copy of the Plan can be requested), for options to subscribe for up to [insert total number of shares] A Ordinary Shares of €0.01 each in Global Consolidated Aesthetics Limited. Once granted, the Options will vest over a three year period on the following basis:

Number of Option Shares for which Option will be exercisable	Date of Vesting
25% of the total number of Option Shares for which Option will be exercisable	The first anniversary of the date of grant of the Option.

1/48 of the total number of Option Shares for which Option will be exercisable	At the end of each one month period following the first anniversary of the date of the grant of the Option until the fourth anniversary of the date of the grant of the Option upon which date the Option will be exercisable over 100% of the relevant Option Shares.

Once the Option has vested in respect of A Ordinary Shares, it may, subject to the terms and conditions of the Plan, be exercised in respect of those A Ordinary Shares on or before [•].

[Subject to any decision by the Board otherwise or to any terms and conditions of the Plan concerning termination of your employment or engagement with the Company or any of its Group Companies, or concerning exercise of the Option upon a Listing, Sale or Asset Sale (as defined in the Plan), vested Options may be exercised during a maximum period of 30 days during any calendar year (the “Exercise Window”). The Exercise Window for each calandar year shall be determined by the Board and notified to you no later than [30 June] during that calendar year. In the event that the Exercise Window is not notified to you on or before 30 June in any calendar year, the Exercise Window for that calendar year shall be the period from 1 July to 30 July inclusive.]

The price per Share payable on exercise of an Option will be €[• ]

Your application, to be effective, must be received on or by [•]

Secretary

Dated

To:	The Directors

Global Consolidated Aesthetics Limited

I hereby apply for Options in respect of [•] Ordinary A Ordinary Shares of Euro €0.01 each upon and subject to the terms and conditions set out in your letter to me dated [            ]

Signed:

Dated:

Schedule 2

Certificate No [•]	No of Ordinary A Ordinary
Shares [•]

Global Consolidated Aesthetics Limited

Option Certificate

(Not Transferable)

This is to certify that                             of                          (the “Participant”)

has been granted, pursuant to the provisions of the Global Consolidated Aesthetics Limited Amended and Restated Share Option Plan 2010 (the “Plan”), an option to subscribe for Ordinary A Ordinary Shares of €0.01 each (the “Option”) which shall vest over a three year period in the manner set out below and shall otherwise be exercisable in accordance with the terms set out below and the terms of the Plan .

Number of Option Shares for which Option will be exercisable	Date of Vesting
25% of the total number of Option Shares for which Option will be exercisable	The first anniversary of the date of grant of the Option.

1/48 of the total number of Option Shares for which Option will be exercisable	At the end of each one month period following the first anniversary of the date of the grant of the Option until the fourth anniversary of the date of the grant of the Option upon which date the Option will be exercisable over 100% of the relevant Option Shares.

Once the Option has vested in respect of A Ordinary Shares, it may, subject to the terms and conditions of the Plan, be exercised in respect of those A Ordinary Shares on or before [•].

[Subject to any decision by the Board otherwise or to any terms and conditions of the Plan concerning termination of the Participant’s employment or engagement with the Company or any of its Group Companies, or concerning exercise of the Option upon a Listing, Sale or Asset Sale (as defined in the Plan), vested Options may be exercised during a maximum period of 30 days during any calendar year (the “Exercise Window”). The Exercise Window for each calandar year shall be determined by the Board and notified to the Participant no later than [30 June] during that calendar year. In the event that the Exercise Window is not notified to the Participant on or before 30 June in any calendar year, the Exercise Window for that calendar year shall be the period from 1 July to 30 July inclusive.]

GIVEN under the Common Seal
of Global Consolidated Aesthetics Limited
in the presence of:
Director

Director / Secretary

NOTE:

(i)	If the option is to be exercised as to part of the shares only, this certificate will be split in accordance with the terms of the Plan.

(ii)	Notice of exercise of option is attached.

To:	The Directors

Global Consolidated Aesthetics Limited (the “Company”)

Notice of Exercise

I hereby give notice of the exercise of the option to subscribe for                     Ordinary A Ordinary Shares of €0.01 each in the capital of the Company granted to me under the Global Consolidated Aesthetics Limited Share Option Plan 2010 and enclose the following:

(i)	subscription price of €[•]; and

(ii)	Option Certificate

I agree to take the Option Shares issued to me subject to the Articles of Association of the Company.

Signed:

Dated: